UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2023

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35518		20-2590184
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

9715 Key West Ave	Rockville	MD	20850
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (301) 838-2500

Not Applicable
(Former name or former address, if changed since last report.)

  Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SUPN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
As of August 17, 2023, the Board of Directors of Supernus Pharmaceuticals, Inc. (the “Company”) appointed Bethany L. Sensenig as a member of the Board of Directors of the Company and as a member of the Audit Committee. Ms. Sensenig will be compensated for her service in accordance with the Company's director compensation structure. Accordingly, she will receive $62,500 in 2023, which amount shall be prorated for her actual time of service in 2023. In addition, the Board of Directors granted Ms. Sensenig options to purchase 24,153 shares of the Company’s common stock under the Company’s 2021 Equity Incentive Plan at a per share exercise price of $30.22, subject to a four year vesting period.
There was no arrangement or understanding between Ms. Sensenig and any person pursuant to which she was selected as a director. Ms. Sensenig has not been a party to any transaction with the Company that the Company would be obligated to report pursuant to Item 404(a) of Regulation S-K nor has any such transaction been proposed.
Item 8.01 Other Events.
On August 21, 2023, the Company issued a press release announcing the appointment of Ms. Sensenig. to the Board of Directors of the Company. A copy of this release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01                                           Financial Statements and Exhibits.
(d)          Exhibits
Exhibit 99.1 — Press Release Dated August 21, 2023 furnished as an Exhibit pursuant to Item 5.02 hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: August 21, 2023	By:	/s/ Timothy C. Dec
Timothy C. Dec
Senior Vice President and Chief Financial Officer

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